HOU 3966299v1 Banc of America Leasing & Capital, LLC Equipment Security Note Number 002 This Equipment Security Note No. 002, dated as of December 17, 2021 (this "Equipment Note"), is entered into pursuant to and incorporates by this reference all of the terms and provisions of that certain Master Loan and Security Agreement No. 49660-70000 dated as of March 25, 2020 (the "Master Agreement"), by and between Banc of America Leasing & Capital, LLC ("Lender") and Ciner Wyoming LLC ("Borrower"). All capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Master Agreement. If any provision of this Equipment Note conflicts with any provision of the Master Agreement, the provisions contained in this Equipment Note shall prevail. Borrower hereby authorizes Lender to insert the serial numbers and other identification data of the Equipment, dates, and other omitted factual matters or descriptions in this Equipment Note. The occurrence of an "Event of Default," as defined in the Master Agreement, shall entitle Lender to accelerate the maturity of this Equipment Note and to declare the Prepayment Amount to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies provided in the Master Agreement or otherwise available at law or in equity. All of Borrower's Obligations under this Equipment Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. Borrower waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce Borrower's Obligations hereunder, any claim whatsoever against Lender. 1. Equipment Financed; Equipment Location; Grant of Security Interest. Subject to the terms and provisions of the Master Agreement and as provided herein, Lender is providing financing in the principal amount described in Section 2 below to Borrower in connection with the acquisition or financing of the following described Equipment: UQuantityU UDescriptionU USerial NumberU UCost See Exhibit A attached hereto and made a part thereof Location of Equipment. The Equipment will be located or (in the case of over-the-road vehicles) based at the following locations: ULocationU UAddressU UCityU UCountyU UStateU UZIP A 254 County Road 4-6 Green River Sweetwater WY 82935 Borrower has agreed and does hereby grant a security interest in and to the Equipment and the Collateral related thereto, whether now owned or hereafter acquired and wherever located, in order to secure the payment and performance of all Obligations owing to Lender, including but not limited to this Equipment Note, all as more particularly provided in the Master Agreement. Lender's agreement to provide the financing contemplated herein shall be subject to the satisfaction of all conditions established by Lender and Lender's prior receipt of all required documentation in form and substance satisfactory to Lender in its sole discretion. 2. Payments. For value received, Borrower promises to pay to the order of Lender, the principal amount of $29,000,000.00, together with interest thereon as provided herein. This Equipment Note shall be payable by Borrower to Lender in sixty consecutive monthly installments of principal and interest (the "Payments") commencing on January 17, 2022 (the “Initial Payment”) and continuing thereafter through and including the Maturity Date (as defined below) (collectively, the “Equipment Note Term”). Each Payment shall be in the amount provided below, and due and payable on the same day of the month as the Initial Payment set forth above in each succeeding payment period (each, a "Payment Date" and the final such scheduled Payment Date, the "Maturity Date") during Equipment Note Term. All interest hereunder shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each. The final Payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid principal amount of

December 17, 2021